LICENSE AND ROYALTY AGREEMENT


      THIS  AGREEMENT, made and entered into this 6th day of April, 2000,  by and  between  Richard  L.  Ballard and Janet J. Pettitt,  husband  and  wife,

(referred  to  herein  as  "Ballard"), and  Knowledge  Foundations,  Inc.,  a

Delaware corporation ("KFI").

      WHEREAS, Ballard has developed technology, including computer software,

related to knowledge engineering, which Ballard has named the Mark I, Mark II and  Mark  III  Technology  (collectively "Mark  X"),  and  owns  copyrights,

confidential information, trade secrets, and proprietary know-how relating to such technology; and

      WHEREAS,  Ballard seeks the expanded development and mass marketing  of this technology as a commercial standard for knowledge capture, storage,  and use; and

      WHEREAS,  KFI  desires  an exclusive license  under  Ballard's  Mark  X technology  for  use in software implementations and Ballard  is  willing  to grant such a license.

      NOW,  THEREFORE,  in  consideration of  the  mutual  covenants,  terms,

conditions and provisions set forth herein, the parties agree as follows:

1.   DEFINITIONS

     1.1. "Mark  X  Technology"  shall mean all confidential  or  proprietary information, trade secrets and know how relating to the Mark X technology as such technology is further described on Exhibit A to this Agreement.  The

    Mark  X Technology is sometimes referred to herein as the "Licensed

    Technology").

    1.2. "Licensed Rights" means all rights under any patent, copyright,

confidential or proprietary information, trade secrets and know-how relating to the Mark X Technology, and includes the Licensed Technology.

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    1.3. "Licensed Tool(s)" shall include coding systems, proprietary file systems, computer software program, communications protocols, development methodologies, and documentation that encompass or incorporate or are based on any of the Mark X Technology, but do not include software products, and services that result from "Authorized Use" of the Licensed Tools.  Licensed

Tools specifically excludes hardware implementations of the Mark X

Technology.

    1.4. "Authorized Use" refers to those activities and Licensed Rights granted by KFI under this Agreement to everyone who purchases or sub-licenses a

Licensed Tool.

    1.5. "Net Sales" means the gross amounts received by KFI worldwide, from the sales, license or disposal of Licensed Tools, less commissions, credit for returns, customary trade discounts, deductions for transportation charges,

and taxes and duties directly imposed on the sale.  Except for customary trade discounts, should KFI sell, rent or dispose of any Licensed Tool in a non arm's-length transaction, the Net Sales shall be computed based on proceeds from sales of a similar product in an arms-length transaction.

    1.6. "Reasonable Effort" means a reasonable program of supporting technology improvements and marketing that expands industry adoptions, installed base,

and commercial use of the Mark X Technology.

     1.7. "Improvement(s)" shall mean inventions, modifications, adaptations or improvements, which relate to or are based on the Mark X Technology.

    1.8. "Sublicensee" shall mean a person or entity to whom KFI has granted the right under the Licensed Technology to develop,  manufacture, have manufactured, use, market and/or sell the Licensed Tools.

   1.9. "Sublicense Income" shall mean the gross amount (net of tax withholdings for taxes which KFI is obligated to pay) received by KFI from Sublicensees for or on account of sublicenses of any of the rights granted KFI hereunder and the sale of Licensed Tools, including royalties, license fees, milestone payments, option fees and other amounts paid or other non-monetary financial benefit provided to KFI by Sublicensees.  Sublicensee Income shall not include amounts received by KFI from a Sublicensee for an equity investment in KFI.

2.   GRANT OF LICENSE

     2.1. Exclusive  License.  Ballard hereby grants to KFI, subject  to  the conditions set forth in this Agreement, an exclusive transferable license under the Licensed Rights to make, have made, use, market, import, have imported, lease, sell, distribute, offer for sale, or otherwise dispose of

     Licensed Tools throughout the world, including the right to make copes of,

     make derivative works based on, and distribute any copyrighted works within the Mark X Technology.

     2.2. Sublicense.  KFI shall have the right to grant sublicenses to third parties, subject to the terms of this Agreement.

     2.3. Reservation of Rights.  Ballard expressly reserves all rights not granted to KFI in this Agreement for his own  purposes.

3.   CONSIDERATION

     3.1. Royalty Payments.  Commencing on the date of this Agreement, KFI shall pay to Ballard a royalty of two percent (2%) of Net Sales of the Licensed

     Tools in the manner described in Article 5. If a Licensed Tool is sold or otherwise disposed of by any Sublicensee of KFI, KFI shall pay to Ballard a royalty of 5% of all Sublicensee Income for sublicenses of any of the

     Licensed Technology.

     3.2. Price List.  KFI shall maintain a Board of Director's approved discernable price list of all Licensed Tools.  Such listed prices, or other price actually obtained if higher, shall act as the basis for calculation of the royalty payable to Ballard.  For a bundled product being delivered to

KFI's customer without the specific pricing of Licensed Tools to the customer, the approved price list shall be the royalty base for the Licensed

Tools delivered to customers.  No more than one royalty payment shall be due with respect to a sale of a particular Licensed Tool.

     3.3. Royalty Cap.  The royalties paid by KFI to Ballard shall be payable until Ballard has received $50,000,000.00 at which time all royalties and other payments to Ballard pursuant to this Agreement shall terminate.

4.   COMMITMENTS OF KFI.  KFI agrees to use its reasonable efforts to achieve the development and commercialization of the Licensed Technology.

5.   ACCOUNTING

     5.1. Quarterly Report.  Within forty-five days (45) after the end of each calendar quarter, KFI shall submit to Ballard a written report identifying the software tools, products, and components that shall be pertinent to a royalty accounting hereunder, stating the number sold or otherwise disposed of in the calendar quarter, the gross billing price for each, all pertinent deductions, and the amount of NET SALES during the quarter.  Ballard agrees to hold all information in such royalty reports in confidence pursuant to the provisions of Section 9.

     5.2. Quarterly Payment.  Payment of the royalties shown to be due shall accompany each quarterly report.

    5.3. Maintenance of Records.  KFI shall keep records in sufficient detail to enable the royalties payable by KFI to be determined and verified.  Records for each quarter shall be retained by KFI for a period of not less than three

(3) years after the end of the fiscal year containing that quarter.

     5.4. Audits.  Upon reasonable notice and during regular business hours, KFI shall make available the records referred to in Section 5.3 for audit by an independent accountant acceptable to KFI to verify the accuracy of the reports and royalties provided to Ballard.  If any such audit discloses an underpayment of royalties of more than 3% in any year, such audit shall be at the expense of  KFI.  Otherwise such audit shall be at the expense of

Ballard.  Audits shall occur no more frequently than once each calendar year.

6.   OWNERSHIP

   6.1. Licensed Rights.  KFI acknowledges that Ballard is the sole owner of the

   Licensed Rights.  Except as provided in this Agreement, KFI agrees not to take any action challenging or opposing, on any grounds whatsoever, Ballard's ownership of the Licensed Rights, or the validity thereof.

   6.2. Improvements.  Any Improvements  and derivative works made by KFI, to or based on the Mark X Technology, whether or not patented or patentable, shall be the property of KFI and KFI shall be entitled to pursue intellectual property protection for such improvements, and no additional royalty shall be payable to Ballard for the Improvement portion of a Licensed Tool.  Ballard agrees not to take any action challenging or opposing, on any grounds whatsoever, KFI's ownership of such Improvements or derivative works, or the validity of intellectual property rights therein.

   6.3. New Inventions of Ballard:  For new inventions or technology that relate to the Licensed Technology that were developed by Ballard (i) during his employment with KFI on Ballard's own time, without using KFI's equipment,

supplies, facilities or trade secret information, or (ii) within two (2)

years after Ballard's employment with KFI terminates, KFI shall have a right of first offer for a license under such new inventions.  Failure of KFI to respond to a request from Ballard for an offer to pursue a license under any such new invention within 90 days of receipt of written disclosure from

Ballard to KFI of such new invention, shall be deemed denial of such right of offer by KFI, and Ballard may pursue such technology without obligation to

KFI.

7.   TERM AND TERMINATION

     7.1. Term.  The term of the license granted hereunder shall commence as of the date of this Agreement and shall remain in force until terminated in accordance with the provisions of this Agreement.

     7.2. Termination by KFI.  KFI shall have the right to terminate this

Agreement upon written notice delivered to Ballard.  The effective date of termination shall be the end of the quarter in which notice was delivered,

whereupon KFI shall be relieved of all further obligations under this

Agreement and all rights granted to KFI under this Agreement shall be canceled and revert to Ballard.

     7.3. Termination by Ballard; Conversion to Non-Exclusive License.

7.3.1.    Should KFI fail to perform any material covenant of this Agreement on its part to be performed, then upon written notice of such failure from

   Ballard, KFI shall have thirty (30) days from the date of such notice to correct a breach which relates to the timely payment of funds to Ballard, and shall have ninety (90) days from the date of such notice to correct any other breach, and upon the failure of KFI to do so, Ballard may terminate this

   Agreement upon ten (10) days further written notice.

7.3.2.    Should KFI fail to commence sales of Licensed Tools within three

(3) years from the date of this Agreement, Ballard shall have the option to convert the license hereunder to a non-exclusive license upon sixty (60) days prior written notice to KFI.

7.3.3.    In the event of a Loss of Founder Control- KFI's continued

commitment to the development, mass marketing, and commercial acceptance of this technology will be assessed annually, given the failure of KFI to meet either of the following milestones, Ballard shall have the option to convert the license hereunder to a non-exclusive license  upon sixty (60) days prior written notice:
               MILESTONES:

                    Annual growth in sales of Licensed Tools > 10 %

                    Annual Sales of Licensed Tools > 150,000,000 by 2008.

     For purposes of this Section 7.3.3, a Loss of-Founder Control shall mean any transaction or combination of events that cause the total combined voting power  of  KFI's  founders  to fall below 50% of the  outstanding  securities immediately following such transaction or events.

   7.4. Rights After Termination.  No termination of this Agreement shall affect the rights of Ballard to any royalties due and owing or to statements of account to and including the date of termination.  Upon termination, all rights  granted to KFI in this Agreement, shall revert to  Ballard.

    Notwithstanding anything herein to the contrary, upon KFI's failure to meet the reasonable efforts requirements of Section 4, KFI shall maintain a non-

    exclusive license to the Licensed Technology., but shall not receive a license to new Improvements.  Termination of this Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination, nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination.  The rights provided for in this Section 7.4 shall be in addition and without prejudice to any other rights which the parties may have with respect to any breach or violations of the provisions of this Agreement.

   In the event that the license granted to KFI under this Agreement is terminated, any granted Sublicenses shall remain in full force and effect,

  provided that the Sublicensee is not then in breach of its sublicense agreement, in which case Ballard and Sublicense shall enter into appropriate agreements or amendments.

8.   REPRESENTATIONS AND WARRANTIES

  8.1. Representations and Warranties of Ballard.  Ballard represents, warrants and covenants to KFI as follows:

          (a)   Ballard  has  the  full power and authority  to  execute  and

     deliver  this Agreement and to perform his obligations hereunder.   This

     Agreement  constitutes  the  valid and  legally  binding  obligation  of

     Ballard,  enforceable  in  accordance with  its  terms  and  conditions.

     Ballard need not give any notice to, make any filing with, or obtain any authorization,  consent, or approval of any government  or  governmental agency  in  order  to consummate the transactions contemplated  by  this

     Agreement.

          (b)   Ballard has heretofore developed the Licensed Technology  and owns  the  Licensed Technology free and clear of all liens,  claims  and encumbrances.

          (c)  Except for existing licenses which have been disclosed to KFI,

     the  license  granted to KFI under this Agreement is  the  only  license granted with respect to the Licensed Technology, and during the term  of

     this   Agreement  Ballard  shall  not  grant  any  third  party   rights

     inconsistent  with the rights granted KFI herein, and  Ballard  has  the right to grant the rights and licenses granted herein.

          (d)   There are no pending, and to the knowledge of Ballard  as  of the  Effective  Date,  any threatened, actions,  suits,  investigations,

     claims or proceedings in any way relating to the Licensed Technology.

     8.2. Representations and Warranties of KFI.  KFI represents, warrants and covenants to Ballard that:

          (a)  KFI is a corporation, duly organized, validly existing and  in good  standing  under  the  laws of the State of  Delaware  having  full corporate power to conduct its business as presently conducted,  and  to

     enter  into  and  consummate  the  transactions  contemplated  by   this

     Agreement.

          (b)   The  execution, delivery and performance under this Agreement by  KFI  have been duly authorized by all required corporate action,  do not  constitute a breach, default or violation of any of the  provisions of KFI's articles of incorporation, bylaws or other charter documents, or any indenture, agreement, contract, order, law or regulation to which it may be a party or by the terms of which it may be bound.

9.   CONFIDENTIALITY

     9.1.   Confidential Information. .  Except as expressly provided herein, or as agreed by the Board of Directors of KFI of which Ballard is a member, the parties agree that, for the term of this Agreement and for five (5) years thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement any Confidential Information furnished to it by the disclosing party hereto pursuant to this Agreement,

   except to the extent that it can be established by the receiving party by competent proof that such Confidential Information:

          (a)  was already known to the receiving party, other than under  an obligation of confidentiality, at the time of disclosure;

          (b)  was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

          (c)  became generally available to the public or otherwise part  of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

          (d)   was  independently  developed  by  the  receiving  party   as

     demonstrated by documented evidence prepared contemporaneously with such independent  development;  or

          (e)   was subsequently lawfully disclosed to the receiving party by a person other than a party hereto.

     Each party hereto may use or disclose information disclosed to it by the other party to the extent such use or disclosure is reasonably necessary in  filing  or prosecuting patent applications, prosecuting or defending

     litigation,  complying  with  applicable  governmental  regulations   or

     otherwise   submitting   information  to  tax  or   other   governmental

     authorities,  or  making a permitted sublicense or otherwise  exercising its  rights hereunder, provided that if a party is required to make  any such  disclosure of another party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice  to  the latter party of such disclosure and, save to the  extent inappropriate  in  the case of patent applications  or  compliance  with federal  and state securities laws, will use its best efforts to  secure confidential  treatment  of such information  prior  to  its  disclosure

     (whether  through  protective  orders or otherwise.)   As  used  herein,

     "Confidential   Information"  shall  mean   (i)   any   proprietary   or

     confidential   information  or  material  in  tangible  form   disclosed

     hereunder  that is marked as "confidential" at the time it is  delivered to  the  receiving party, and/or (ii) any written reports  furnished  by either party to the other pursuant to the terms of this Agreement.

10.  ENFORCEMENT OF LICENSED RIGHTS

     10.1.     Notice.  Each party shall promptly give the other party written notice of any apparent infringement of any of the Licensed Rights of which such party becomes aware.

     10.2.      Legal  Action.  KFI shall have the first right, but  not  the obligation, to bring any legal action with respect to any  apparent infringement, at KFI's own expense and for its own benefit.  In such event,

    Ballard agrees to cooperate with KFI and to join in such action as a party plaintiff if requested to do so by KFI, and at KFI'S reasonable request, to give KFI all needed information, assistance and authority to file and prosecute such suit; provided that KFI shall reimburse Ballard for all verified out-of-pocket expenses incurred by him in providing such assistance,

   including attorney's fees, expenses and expert witness fees.  To ensure that no rights of Ballard are compromised in any such action, KFI shall not settle any such claim, or enter into any settlement agreement that admits that any third party product does not infringe the Licensed Rights or that any of the

   Licensed Rights is invalid or unenforceable, without Ballard's prior written consent, which consent shall not be unreasonable withheld.  If there is a recovery in any such action, after recovery of all direct out of pocket expenses incurred by KFI and Ballard in connection with any such legal action, KFI shall pay Ballard an amount of monies received from any alleged infringer equivalent to royalties which Ballard would have received under this Agreement, if such alleged infringer had been a Sublicensee of KFI.

11.  INDEMNIFICATION

     11.1.      Indemnification by KFI.  KFI shall indemnify and hold Ballard harmless from and against all losses, claims and damages arising out of or based upon the sale of the Licensed Products by KFI. If a claim is made by any third party against Ballard and Ballard intends to seek indemnification from KFI with respect to such claim, (i) Ballard shall promptly notify KFI of such claim, and (ii) if KFI acknowledges such right to indemnification, KFI shall  have  sole control of the defense and all related settlement negotiations.

11.2.     Indemnification by Ballard.  Ballard shall indemnify and hold KFI harmless from and against all losses, claims and damages to the extent that such loss, claim or damage arises out of or is based upon the breach of the

representations and warranties granted by Ballard in Section 8.1.   If a

claim is made by any third party against KFI and KFI intends to seek indemnification from Ballard with respect to such claim, (i) KFI shall promptly notify Ballard of such claim, and (ii) if Ballard acknowledges such right to indemnification, Ballard shall have sole control of the defense and all related settlement negotiations.

12.  MISCELLANEOUS PROVISIONS

     12.1.     Prior Customer Projects.  KFI may utilize prior customer projects for marketing referenceable deployments of the Mark X Technology.

     12.2.     Successors And Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns, including, without limitation, any corporation which is surviving corporation in the event of a merger involving

KFI.

      12.3.     Waiver.  Any failure by either party to enforce at any time any term or condition of this Agreement shall not be considered a waiver of that party's right thereafter to enforce each and every term and condition of this

Agreement.

      12.4.     Patent Marking.  If Ballard obtains any patents, on the Mark X

Technology, KFI agrees to mark each Licensed Tool with a patent notice in compliance with applicable statutory requirements.

      12.5.     Entire Agreement.  This Agreement and the exhibits and schedules referred to herein sets forth the entire intent of and understanding between the parties with respect to the subject matter of this Agreement and supersedes all prior discussions, negotiations, and agreements between them.

Neither party shall be bound by any agreement or representation other than as expressly provided herein or as subsequently set forth in writing and executed by each party.

     12.6.     Bankruptcy.  In the event that either KFI or Ballard is adjudged bankrupt, it is the intention of the parties that this Agreement shall be governed by and construed in accordance with the U.S. Bankruptcy Code.

     12.7.     Notices.  All notices or other communications relating to this

Agreement shall be deemed to be properly served when sent in written form by

United States certified mail, postage prepaid, or, when delivered by courier to the respective party at the following address or to each substitute address as either party may from time-to-time designate in writing to the other.

     To KFI:                  Michael W. Dochterman
                              CEO and President
                              Knowledge Foundations, Inc.
                              5325 Glickman Avenue
                              Temple City, CA  91784

     To Ballard:              Richard Ballard
                              7852 Colgate Avenue
                              Westminster, CA  92683

     cc:                      Stephen C. Jensen
                              Knobbe, Martens, Olson & Bear

                              620 Newport Center Drive, Sixteenth Floor
                              Newport Beach, CA  92660

     12.8.     Applicable Law.  It is understood and agreed that this Agreement shall be construed, governed, and interpreted in accordance with the laws of the State of California.

     12.9.     Severability of Provisions:  Reformation.  If any term, clause,

word, condition, provision or agreement in this Agreement or the application thereof or any portion thereof to any person or circumstance, shall be held invalid, void or unenforceable, the remainder of the term, clause, word,

condition, provision or agreement and the application thereof shall remain in full force and effect, and the invalid, void or unenforceable term, clause,

word, condition, provision or agreement shall be reformed to the extent possible in order to give its intended effect and/or meaning.

     12.10.    Construction.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, the Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     12.11.    Further Assurances/Cooperation.  At any time or from time to time on and after the date of this Agreement, each party agrees to (i) deliver to the other party such records, data or other documents consistent with the provisions of this Agreement, (ii) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of transfer or license, and (iii) take or cause to be taken all such actions, as each party may reasonably deem necessary or desirable in order for such party to obtain the full benefits of this Agreement and the transactions contemplated hereby.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in duplicate by their respective duly authorized officers, effective this 6th day of April, 2000.



BALLARD                         KNOWLEDGE FOUNDATIONS, INC.




/s/ Richard L. Ballard          /s/ Michael W. Dochterman
Richard L. Ballard              By:  Michael W. Dochterman
                                Its: CEO and President

/s/ Janet J. Pettitt
Janet J. Pettitt

Date:                           Date:

                                  EXHIBIT A

                      Documentation & Source Codes for
                            Mark "X" Technologies

Dr. Richard L. Ballard -- Business & Academic Vita (5/25/1999) -- provides a complete history of all employment, publications, software projects, fellow development team members, and their job descriptions (1970-1999).

Legal  History and Origins of Knowledge Foundations (KRHistry.doc 5/23/97) --
     document tracing the history of Dr. Richard Ballard's software development and licensing agreements from earliest work through Mark 1 & 2 development and Mark 3 design.

MARK 1 ARTIFACTS AND SOURCE CODES:

Fiction  Shell  Block  Design  from TALMIS Fall 1984 Conference  Presentation
     (35mm Slide Photos)

Project Storyboard Proposals to Nichols Research Corporation:
     APIRS Algorithm Testbed Proposal (Apple Mac documents) Vita ref. 94 SURCON Feasibility Study (Lotus Manuscript, Micrografx Designer) ref. 98 [Manuscript & Designer documents accessed in past week]

Detailed  Design Documents and Drawings delivered to BRAT Project: Vita  ref.
     100-104 [Manuscript & Designer documents accessed in past week] -- primary value in (Natural Language) Dialog Engine, SuperSet Knowledge Representation, and Automated Trace Operation copyrights and prior practice.

BRAT Source  Codes  (2-3  existing sets on 5.25"  and  3.5"  floppies,  @  16 floppies/set, possible hard copy, last accessed 1988-1990) Microsoft C and Windows 1 SDK -- little or no value assumed.

MARK 2 ARTIFACTS AND SOURCE CODES:

Project Storyboard & Pseudo-Code Proposals to Media Share/Joestens Learning:
     Natural  Language  Interface Module (NLIM) -- licensed,  became  Mark  2
          Concept Finder
     Outliner -- not licensed, became Mark 2 EditForm Tool
     BookReader -- Media Share reorganized before license granted

Detailed  Mark  2  Design Documents & User Guides licensed to PSR,  US  Navy,
     USAF, & General Research, & Vector Data Systems. (Manuscript Fact Sheets converted to MS-Word, Micrografx Designer & BMP graphics.) [All recently accessed via hard disks] -- immediate departure point for Mark 3 implementation.

Mark 2 Source Codes and Compile Environment Microsoft C and C++, Windows 2.00 through Windows 2000. -- Provides immediate licensable product for new development services contracts. Previously $50K - $100K per development seat per license.

Knowledge Research Proposal Development Binder -- Multi-phase development system, statements of work, schedules, deliverables, work breakdown structure, job descriptions, and accounting for project development processes created by Knowledge Research -- models future KFI service projects and licensee income expectations. Existing Mark 2 license models.

Knowledge  Base  Demonstrations, Project Boxes, AllDocs Legacy Work Products,
     and Production Macros -- legacy of operating systems and applications from decade of knowledge base and tool development
     10 Demo  Knowledge  Bases -- operate in any Windows 2 +  environment  --
          unmatchable demonstration of technologies unique capabilities
     18 Project  Boxes -- original source documents & databases used in prior projects, very valuable in government markets
     AllDocs  Work  Products  Hard  Disk @ 1 GB  --  original  sources,  work products, macros, edited knowledge developed in previous projects -
          - used in modeling theory, practice, and training -- test cases for tool use
     Production  Macros -- starting point for production services and Mark  3 tool definition
          [All recently accessed on hard discs]

Mark 2.5 APT Virtual Database Detailed Design, Briefings, & Tool Source Codes
     -- Most recent technology project licensed to the Naval Air Systems Command. Feasibility test for future corporate database integration technology and systems integration "plug and play". Tests early Builder and VDB architectures for Mark 3.

MARK 3 DESIGNS AND ARTIFACTS:

Naval   Air   Warfare   Browser  Series  Briefing  6/8/92   (Taylor01.DRW   -
     Taylor05.DRW)-- briefing developed to demonstrate to PSR the creation of a new Mark 3 tool design during a previous 6 month unpaid leave. Led to a licensing agreement for copies of Mark 2 & 3, which they subsequently broke by not paying agreed 15% profit sharing on APT project.

Mark 3 -- 91 Proprietary Design Notes
Mark 3 -- 95 Proprietary Design Notes
Mark 3 -- 96 Proprietary Design Notes
Mark 3 -- 97 Proprietary Design Notes
Mark 3 -- 99 Proprietary Design Notes (MS-Word & Micrografx Designer documents & binders -- electronic & hardcopy) -- detail the continuing design evolution in keeping with the system block diagram used to negotiate PSR license agreements.
Mark 3  --  99 & Mark 3 -- 2000 Fact Sheets, Architectural Drawings, & Screen
     Layouts (MS-Word & Micrografx Designer documents & binders -- electronic

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     &  hardcopy)  --  working  specifications and final  designs  to  launch programming and patent applications. Sets framework for future KFI sponsored programming and modeling work.

Knowledge Mapping System Versions (Mark 3 Components.doc) -- initial tool development plan and teaming assignments for first two years of releases.